EXHIBIT 99.1

EMCORE Corporation Reports Fiscal 2003 Third Quarter and Nine Month Results

Third quarter revenues up 59% year over year and 16% sequentially

SOMERSET, N.J., August 6, 2003 - EMCORE Corporation (Nasdaq: EMKR - news), a leading provider of semiconductor technologies for global communications applications, today reported financial results for the fiscal 2003 third quarter ended June 30, 2003.

Revenues for the third quarter ended June 30, 2003 were $32.2 million, an increase of 59% from the $20.3 million reported in the third quarter of fiscal 2002 and an increase of 16% from the $27.7 million reported in the second quarter of fiscal 2003. Revenues for the nine months ended June 30, 2003 were $83.1 million, an increase of 33% from the $62.5 million reported in the nine months ended June 30, 2002. For the three-month periods, fiscal 2003 systems-related revenues were $15.2 million, an increase of 53% from $9.9 million reported in fiscal 2002. Fiscal 2003 materials-related revenues were $17.0 million, an increase of 64% from the $10.4 million reported in fiscal 2002. On a sequential basis, systems-related revenues increased 41% and materials-related revenues increased 1% from last quarter. Due to higher material yields, gross margin increased, on a sequential basis, from 10% to 18%.

Operating expenses for the third quarter were $13.2 million, a 17% decline from the prior year and a 3% increase from the prior quarter. This sequential increase of 3%, or $0.3 million, was a direct result of the Ortel acquisition in January of this year. This was the first full quarter that the Company included Ortel's operating results. Operating loss totaled $7.4 million, down 45% from the $13.4 million operating loss reported in the prior year and down 27% from the $10.1 million operating loss reported in the prior quarter. Operating expenses for the nine months ended June 30, 2003 decreased 69% to $28.7 million from a year earlier, resulting in an 81% decline in operating loss and a 79% decrease in net loss.

On a generally accepted accounting principles (GAAP) basis, net loss for the third quarter of fiscal 2003 was $9.2 million, or $0.25 loss per share, compared to net loss of $15.9 million, or $0.43 loss per share, in the third quarter of fiscal 2002. For the nine months ended June 30, 2003, net loss dropped 79%, from $115.6 million to $24.7 million. Loss per basic and diluted share for the nine months fell to $0.67 loss per share compared to a loss of $3.17 a share for the same period in fiscal 2002.

"EMCORE continues to meet the demands of a highly competitive business environment. The Company has undergone a significant transformation in the past 18 months, and we remain confident that our cost-cutting initiative and strategic acquisitions will continue to improve operating efficiencies. We are encouraged by our successes in the optoelectronics markets and are focused on the rapid introduction of new analog and digital products to meet our customers' needs." said Reuben F. Richards, Jr., President and CEO of EMCORE Corporation.


Conference Call:

EMCORE will discuss the results further on a conference call to be held tomorrow, Thursday, August 7, 2003 at 9:00 a.m. EST. To participate, U.S. callers should dial (888) 896-0863 and international callers should call (973) 582-2703. A replay of the call will be available beginning August 7, 2003 at 11:30 a.m. EST until August 14, 2003 at 11:59 p.m. ET. The U.S. replay call-in number is (877) 519-4471 and the access code is #3968501. The international replay number is (973) 341-3080 and the access code is #3968501. The call will also be web cast via the Company's web site at http://www.emcore.com. Please go to the site beforehand to download any necessary software.

About EMCORE:

EMCORE Corporation offers a versatile portfolio of compound semiconductor products for the rapidly expanding broadband and wireless communications and solid-state lighting markets. The Company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise and a shared vision of our customer's goals and objectives to be leaders and pioneers in the rapidly growing world of compound semiconductors. EMCORE's solutions include: optical components for high speed data and telecommunications; solar cells and solar panels for global satellite communications; electronic materials for high bandwidth communications systems, such as Internet access and wireless telephones; MOCVD tools for the growth of GaAs, AlGaAs, InP, InGaP, InGaAlP, InGaAsP, GaN, InGaN, AlGaN, and SiC epitaxial materials used in numerous applications, including data and telecommunications modules, cellular telephones, solar cells and high brightness LEDs. For further information about EMCORE, visit http://www.emcore.com.

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. These forward-looking statements include, without limitation, (a) statements regarding anticipated results from EMCORE's recent acquisition of Ortel; (b) any statements or implications regarding EMCORE's ability to remain competitive and a leader in its industry, and the future growth of EMCORE, the industry and the economy in general; (c) statements regarding the expected level and timing of benefits to EMCORE from its restructuring and realignment efforts, including (i) expected cost reductions and their impact on EMCORE's financial performance and (ii) expected improvement to EMCORE's product and technology development programs;
(d) any and all guidance provided by EMCORE regarding its expected financial performance in current or future periods, including, without limitation, with respect to anticipated revenues for the fourth quarter of fiscal 2003; and (e) EMCORE's beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items EMCORE includes in the same, as well as any benefits to investors EMCORE believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (1) difficulties in integrating the Ortel's operations into EMCORE's operations and the uncertainty as to the results to be achieved by EMCORE in connection with this acquisition; (2) EMCORE's restructuring and realignment efforts may not be successful in achieving their expected benefits, may be insufficient to align EMCORE's operations with customer demand and the changes affecting our industry, or may be more costly than currently anticipated; (3) due to the current economic slowdown, in general, and setbacks in our customers' businesses, in particular, our ability to predict EMCORE's financial performance for future periods is far more difficult than in the past; and (4) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

                                                 EMCORE CORPORATION
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (in thousands, except per share data)
                                                     (unaudited)

                                                           Three Months Ended              Nine Months Ended
                                                                June 30,                       June 30,
                                                     ---------------------------------------------------------------
                                                           2003            2002           2003            2002
                                                     ---------------------------------------------------------------
Revenues:
   Systems-related.................................      $15,145         $9,910           $39,764       $24,546
   Materials-related...............................       17,035         10,365            43,336        37,944
                                                     ---------------------------------------------------------------
         Total revenues............................       32,180         20,275            83,100        62,490
         Cost of revenues..........................       26,405         17,748            72,348        66,548
                                                     ---------------------------------------------------------------
                  Gross profit (loss)..............        5,775          2,527            10,752       (4,058)

Operating expenses:
   Selling, general and administrative............         7,673          6,522            20,844        23,003
   Research and development.......................         5,480          9,398            14,514        32,970
   Gain from debt extinguishment..................             -              -            (6,614)            -
   Impairment and restructuring...................             -              -                 -        35,939
                                                     ---------------------------------------------------------------
         Total operating expenses.................        13,153         15,920            28,744        91,912
                                                     ---------------------------------------------------------------
                  Operating loss..................        (7,378)       (13,393)          (17,992)      (95,970)

Other expenses:
   Interest expense, net..........................         1,821          1,761             5,343         4,371
   Other expense..................................             -              -                 -        13,262
   Equity in net loss of unconsolidated
   affiliate......................................            33            769             1,335         1,997
                                                     ---------------------------------------------------------------
         Total other expenses.....................         1,854          2,530             6,678        19,630

                  Net loss........................       $(9,232)      $(15,923)         $(24,670)    $(115,600)
                                                     ===============================================================

Per share data:
Net loss per basic and diluted shares.............        $(0.25)        $(0.43)           $(0.67)       $(3.17)
                                                     ===============================================================
Weighted average basic shares outstanding used in
     per share data calculations..................        37,051         36,683            36,922        36,496
                                                     ===============================================================

                                                 EMCORE CORPORATION
                             RECONCILIATION OF NON-GAAP NET LOSS AND NET LOSS PER SHARE
                                        (in thousands, except per share data)
                                                     (unaudited)

                                                           Three Months Ended              Nine Months Ended
                                                                June 30,                       June 30,
                                                     ---------------------------------------------------------------
                                                           2003            2002           2003            2002
                                                     ---------------------------------------------------------------
                   GAAP net loss..................       $(9,232)        $(15,923)       $(24,670)     $(115,600)
                                                     ===============================================================
Adjustments:
   Inventory obsolescence charge...................            -                -               -         11,900
   Accounts receivable loss provision..............            -                -               -          2,603
   Gain from debt extinguishment...................            -                -          (6,614)             -
   Impairment and restructuring....................            -                -               -         35,939
   Other expense: investment write-down............            -                -               -         13,262
                                                     ---------------------------------------------------------------
                    Non-GAAP net loss..............      $(9,232)        $(15,923)       $(31,284)      $(51,896)
                                                     ===============================================================

Non-GAAP net loss per basic and diluted shares....        $(0.25)          $(0.43)         $(0.85)        $(1.42)
                                                     ===============================================================

To supplement our consolidated financial statements presented in accordance with GAAP, EMCORE uses non-GAAP measures of net income and earnings per share, which are adjusted from our GAAP results to exclude certain non-cash charges, severance costs and gains. These non-GAAP adjustments are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide investors and management with an alternative method for assessing EMCORE's operating results in a manner that is focused on the performance of EMCORE's ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                                                      EMCORE CORPORATION
                                                 CONSOLIDATED BALANCE SHEETS
                                          As of June 30, 2003 and September 30, 2002
                                                        (in thousands)

                                                                                           As of               As of
                                                                                         June 30,          September 30,
                                      ASSETS                                                2003                2002
                                                                                   --------------------- --------------------
                                                                                        (unaudited)
Current assets:
  Cash and cash equivalents.......................................................               $31,742            $42,716
  Marketable securities...........................................................                 6,252             41,465
  Accounts receivable, net........................................................                21,220             23,817
  Accounts receivable, related party..............................................                   464                518
  Inventories.....................................................................                30,307             31,027
  Other current assets............................................................                 1,793              1,188
                                                                                   -----------------------------------------
       Total current assets.......................................................                91,778            140,731
Property, plant and equipment, net................................................                98,120            101,302
Goodwill..........................................................................                30,366             20,384
Intangible assets, net............................................................                 5,729              3,042
Investments in unconsolidated affiliate...........................................                 9,107              8,482
Other assets, net.................................................................                10,591             12,002
                                                                                   -----------------------------------------

       Total assets...............................................................              $245,691           $285,943
                                                                                   =========================================

                       LIABILITIES and SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................................               $11,068            $10,346
  Accrued expenses................................................................                13,243             12,875
  Customer deposits...............................................................                 1,372              5,604
  Capitalized lease obligation - current..........................................                    65                 81
                                                                                   -----------------------------------------
       Total current liabilities..................................................                25,748             28,906
Convertible subordinated notes....................................................               161,750            175,000
Capitalized lease obligation, net of current portion..............................                    53                 87
                                                                                   -----------------------------------------

       Total liabilities..........................................................               187,551            203,993


Commitments and contingencies

Shareholders' equity:
   Preferred stock, $0.0001 par, 5,882 shares authorized, no shares outstanding...                     -                  -
   Common stock, no par value, 100,000 shares authorized, 37,172 shares issued and 37,152 outstanding at June 30, 2003; 36,772 shares issued and 36,752
    outstanding at September 30, 2002.............................................               334,908            334,051
   Accumulated deficit............................................................             (275,583)          (250,913)
   Accumulated other comprehensive loss...........................................                 (219)              (222)
   Shareholders' notes receivable.................................................                  (34)               (34)
   Treasury stock, at cost; 20 shares.............................................                 (932)              (932)
                                                                                   -----------------------------------------

       Total shareholders' equity.................................................               58,140             81,950
                                                                                   -----------------------------------------
       Total liabilities and shareholders' equity.................................              $245,691           $285,943
                                                                                   =========================================


CONTACT:
EMCORE Corporation
Tom Werthan - Chief Financial Officer
(732) 271-9090
info@emcore.com

TTC Group
Victor Allgeier
(212) 227-0997
info@ttcominc.com